EX-99.906CERT

certification of president and Treasurer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the sarbanes oxley act of 2002

Benjamin R. Bloomstone, President, and Zachary P. Richmond, Treasurer of Cross Shore Discovery Fund (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Chief Executive Officer	Treasurer and Principal Financial Officer
Cross Shore Discovery Fund	Cross Shore Discovery Fund

/s/ Benjamin R. Bloomstone	/s/ Zachary P. Richmond
Benjamin R. Bloomstone	Zachary P. Richmond

Date:	6/4/2024	Date:	6/4/2024

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Cross Shore Discovery Fund and will be retained by Cross Shore Discovery Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.